UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 28, 2007

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On December 28, 2007, The Middleby Corporation (the “Company”) entered into a Fourth Amended and Restated Credit Agreement, dated December 28, 2007 (the “New Credit Facility”), among Middleby Marshall Inc. (“Middleby Marshall”), as borrower, the Company, various financial institutions from time to time party thereto as lenders, Bank of America (“BOA”), as administrative agent for the lenders, and the other agents and other persons party thereto.  The New Credit Facility provides for a $450 million revolving credit facility.  On December 28 and 31, 2007, the Company borrowed approximately $279.4 million in the aggregate to fund its acquisition of New Star International Holdings, Inc. (“New Star”) and to refinance the balances under the Company’s and New Star’s existing credit facilities.  The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.  The description of the New Credit Facility set forth above is qualified in its entirety by reference to the New Credit Facility, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01            Completion of Acquisition or Disposition of Assets.

On December 31, 2007, the Company, through its wholly-owned subsidiary Middleby Marshall, completed its acquisition of New Star.  Pursuant to an agreement and plan of merger, dated as of November 18, 2007 (the “Merger Agreement”), by and among Middleby Marshall, New Cardinal Acquisition Sub Inc., a wholly-owned subsidiary of Middleby Marshall (“Merger Sub”), New Star and Weston Presidio Capital IV, L.P., solely for the purpose of accepting appointment as the Equityholders’ Representative (as defined in the Merger Agreement), Merger Sub merged with and into New Star, with New Star becoming a wholly owned subsidiary of Middleby Marshall.  The Company purchased New Star in an all cash transaction valued at approximately $188.4 million, subject to certain post-closing adjustments.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the New Credit Facility is incorporated by reference herein.

As discussed in Item 1.01 above, on December 28, 2007, the Company entered into the New Credit Facility.  The New Credit Facility provides for, among other things, a new $450 million revolving credit facility, which includes a $25 million sublimit for the issuance of standby and commercial letters of credit and a $15 million sublimit for swing line loans.  The revolving credit facility will terminate and all amounts outstanding thereunder will be due and payable in December 2012.  The New Credit Facility provides that, at Middleby Marshall’s option, the loans (other than any swing line loan) will bear interest at a rate equal to either (i) the sum of LIBOR for such interest period plus a margin from time to time in effect (determined based upon the ratio of funded debt to EBITDA) or (ii) the base rate from time to time in effect (defined as the higher of (x) the BOA prime rate and (y) the Federal funds rate plus .50%).  The swing line loans, if any, will bearinterest at a rate per annum equal to the base rate from time to time in effect.

The New Credit Facility provides that the Company is required to comply on a quarterly basis with the following financial covenants:

o
under the leverage ratio covenant, as of the last day of each fiscal quarter, the ratio of (i) total funded debt of the Company and its subsidiaries to (ii) pro forma consolidated EBITDA (as defined in the New Credit Facility) of the Company and its consolidated subsidiaries must not exceed 3.5 to 1.0; and

o
under the fixed charge coverage ratio covenant, as of the last day of each fiscal quarter, for the 12-month period then ended, the ratio of (i) pro forma EBITDA for such period less capital expenditures for such period less cash income tax expense for such period less cash dividends paid by the Company during such period to (ii) to consolidated cash interest expense of the Company and its subsidiaries for such period plus certain scheduled principal payments on debt of the Company and its subsidiaries during such period must be equal to or greater than 1.25 to 1.0.

            The terms of the New Credit Facility also, among other things, limit the paying of dividends and the incurrence of other debt. The New Credit Facility also requires the Company to represent and warrant each time that Middleby Marshall borrows or requests the issuance of a letter of credit under the New Credit Facility that no material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole has occurred since December 30, 2006.

Item 9.01.           Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)            Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)            Exhibits.

Exhibit 10.1
Fourth Amended and Restated Credit Agreement dated as of December 28, 2007, among Middleby Marshall Inc., The Middleby Corporation, Various Financial Institutions, Wells Fargo Bank, N.A., as syndication agent, Royal Bank of Canada and RBS Citizens, N.A., as Co-Documentation Agents, Fifth Third Bank and National City Bank, as Co-Agents, and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swing Line Lender.*

* Schedules omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: January 4, 2008	By: /s/ Timothy J. FitzGerald
Timothy J. FitzGerald Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1
Fourth Amended and Restated Credit Agreement dated as of December 28, 2007, among Middleby Marshall Inc., The Middleby Corporation, Various Financial Institutions, Wells Fargo Bank, N.A., as syndication agent, Royal Bank of Canada and RBS Citizens, N.A., as Co-Documentation Agents, Fifth Third Bank and National City Bank, as Co-Agents, and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swing Line Lender.*

*  Schedules omitted pursuant to Section 601(b)(2) of Regulation S-K.  The Companyagrees to furnish a copy of any omitted schedule to the SEC upon request.